   As filed with the Securities and Exchange Commission on May 15, 1998
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                               -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               -----------------

                          TELESPECTRUM WORLDWIDE INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                           23-2845501
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

     443 South Gulph Road
     King of Prussia, PA                                       19406
(Address of principal executive offices)                     (Zip Code)


                          TELESPECTRUM WORLDWIDE INC.
                   1996 EQUITY COMPENSATION PLAN AS AMENDED
                           (Full title of the plan)

                          MR. RICHARD C. SCHWENK, JR.
               Senior Vice President and Chief Financial Officer
                          TeleSpectrum Worldwide Inc.
                             443 South Gulph Road
                          King of Prussia, PA  19406
                    (Name and address of agent for service)
                                (610) 878-7400
         (Telephone number, including area code, of agent for service)

                            -----------------------
                        Copy of all communications to:
                           STEPHEN M. GOODMAN, ESQ.
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                            Philadelphia, PA  19103
                                (215) 963-5086

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                     Proposed maximum       Proposed maximum
    Title of securities       Amount to be            offering price            aggregate          Amount of
     to be registered          registered             per share (2)         offering price (1)   registration fee
===================================================================================================================
Common Stock,
without par value            2,700,000 shares           $10.6875               $28,856,250          $8,512.59
===================================================================================================================

(1) This registration statement covers shares of Common Stock of TeleSpectrum Worldwide Inc., which may be offered or sold pursuant to the 1996 Equity Compensation Plan (the "Plan"). The contents of an earlier registration statement (Registration No. 333-20493) covering 2,300,000 shares of Common Stock under the Plan are incorporated by reference in this Registration Statement. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on May 14, 1998, as reported on the Nasdaq National Market.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

            The following documents, as filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

            (a) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998

            (b) The Registrant's Definitive Proxy Statement for the Registrant's Annual Meeting of Stockholders;

            (c) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

            (d) The Registrant's Current Report on Form 8-K filed on March 24, 1998

            (e) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

            (f) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

            (g) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

            (h) The Registrant's Registration Statement on Form S-8 (Registration No. 333-20493).

            All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.     Exhibits.
            --------

            The following is a list of exhibits filed as part of this Registration Statement.


Exhibit
Number                     Exhibit
------                     -------
  5.1            Opinion of Morgan, Lewis & Bockius LLP.
23.1             Consent of Arthur Andersen LLP.
23.2             Consent of Morgan, Lewis & Bockius LLP (included within Exhibit 5.1).
24.1             Powers of Attorney (included as part of the signature page of this Registration
                 Statement).
99.1             1996 Equity Compensation Plan, as amended

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania on May 15, 1998.

            TELESPECTRUM WORLDWIDE INC.


            By: /s/ Keith E. Alessi
                --------------------------
                Keith E. Alessi
                Chairman of the Board,
                Chief Executive Officer (Principal Executive Officer), Director and President

            KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the Registrant hereby constitutes and appoints Richard
C. Schwenk, Jr. his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                       Capacity                            Date
         ---------                       --------                            ----

/s/ Keith E. Alessi           Chairman of the Board, Chief             May 15, 1998
---------------------------   Executive Officer (Principal
 Keith E. Alessi              Executive Officer), Director
                              and President

                                                                       May 15, 1998
/s/ Richard C. Schwenk, Jr.   Senior Vice President and
---------------------------   Chief Financial Officer (Principal
 Richard C. Schwenk, Jr.      Financial and Accounting Officer)



/s/ J. Brian O'Neill          Director                                 May 15, 1998
---------------------------
 J. Brian O'Neill

/s/ William F. Rhatigan       Director                                 May 15, 1998
---------------------------
 William F. Rhatigan

/s/ Richard W. Virtue         Director                                 May 15, 1998
---------------------------
 Richard W. Virtue

                              Director                                 May 15, 1998
/s/ Kevin E. Walsh
---------------------------
Kevin E. Walsh

/s/ Joseph V. DelRaso         Director                                 May 15, 1998
---------------------------
 Joseph V. DelRaso


                                      S-1